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Exhibit 99(j)

CUSTODIAN AGREEMENT

        This Agreement is made effective the 18th day of February, 2005, by and between DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND a statutory trust organized and existing under the laws of Delaware ("Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street"),

WITNESSETH:

        WHEREAS, the Fund is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

        WHEREAS, the Fund intends that this Agreement be applicable to its series existing on the date hereof (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 15.2, are referred to herein as the "Portfolio(s)");

        NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1    Employment of State Street as Custodian. The Fund hereby employs State Street as the custodian of the assets of the Portfolios, including securities that the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). The Fund, on behalf of the Portfolio(s), agrees to deliver to State Street all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("Shares") as may be issued or sold from time to time. State Street shall not be responsible for any property held or received by the Fund or a Portfolio and not delivered to State Street.

        Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), State Street shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "Board") on behalf of the applicable Portfolio(s). State Street may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. State Street shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to State Street.

Section 2    Duties with Respect to Property Held in the United States

        Section 2.1 Holding Securities. State Street shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System").

        Section 2.2 Delivery of Securities. State Street shall release and deliver domestic securities held by State Street or in a U.S. Securities System account of State Street ("U.S. Securities System Account") only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

  1)
  Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

  2)
  Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund on behalf of the Portfolio;

  3)
  In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

  4)
  To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

  5)
  To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to State Street;

  6)
  To the issuer thereof or its agent for transfer into the name of the Portfolio or into the name of any nominee(s) of State Street or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to State Street;

  7)
  Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, State Street shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from State Street's own negligence or willful misconduct;

  8)
  For exchange or conversion pursuant to any corporate action, including without limitation, any calls for redemption, tender or exchange offers, declarations, record and payment dates and amounts of any dividends or income, plan of merger, consolidation, recapitalization, reorganization, readjustment, split-up of shares, changes of par value, or conversion ("Corporate Action") of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

  9)
  In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

  10)
  For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by State Street and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the U.S. Securities System Account, State Street will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

  11)
  For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

  12)
  For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

  13)
  For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, State Street, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio;

  14)
  Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

  15)
  For any other purpose, but only upon receipt of Proper Instructions on behalf of the applicable Portfolio specifying the securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

        Section 2.3 Registration of Securities. Domestic securities (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of State Street which nominee shall be assigned exclusively to the Portfolio, unless Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by State Street under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs State Street to maintain securities in "street name", State Street shall utilize reasonable efforts only to timely collect income due Fund on such securities and to notify Fund of relevant information regarding the securities such as maturities and pendency of calls and Corporate Actions.

        Section 2.4 Bank Accounts. State Street shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio, subject only to draft or order by State Street acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by State Street for a Portfolio may be deposited by it to its credit as custodian in the banking department of State Street or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by State Street in its capacity as custodian and shall be withdrawable by State Street only in that capacity.

        Section 2.5 Collection of Income. Subject to the provisions of Section 2.3, State Street shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by State Street or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, State Street shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. State Street will have no duty or responsibility in connection therewith, other than to provide Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to State Street of the income to which the Portfolio is properly entitled.

        Section 2.6 Payment of Fund Monies. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out monies of a Portfolio in the following cases only:

  1)
  Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to State Street (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by State Street as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of State Street referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between Fund on behalf of the Portfolio and State Street, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by State Street along with written evidence of the agreement by State Street to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

  2)
  In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

  3)
  For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

  4)
  For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

  5)
  For the payment of any dividends on Shares declared pursuant to the Declaration of Trust, By-Laws or other governing documents of the Fund (collectively, the "governing documents");

  6)
  For payment of the amount of dividends received in respect of securities sold short; and

  7)
  For any other purpose, but only upon receipt of Proper Instructions on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

        Section 2.7 Appointment of Agents. State Street may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as State Street may from time to time direct; provided, however, that the appointment of any agent shall not relieve State Street of its responsibilities or liabilities hereunder.

        Section 2.8 Deposit of Fund Assets in U.S. Securities Systems. State Street may deposit and/or maintain securities owned by a Portfolio in the U.S. Securities System Account in compliance with the conditions of Rule 17f-4 of the 1940, as amended from time to time.

        Section 2.9 Segregated Account. State Street shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in the U.S. Securities System Account; (1) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (2) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (3) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (4) for any other purpose upon receipt of Proper Instructions on behalf of the applicable Portfolio.

        Section 2.10 Ownership Certificates for Tax Purposes. State Street shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

        Section 2.11 Proxies. State Street shall, with respect to domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

        Section 2.12 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, State Street shall transmit promptly to the Fund for each Portfolio all written information received by State Street from issuers of the securities being held for the Portfolio with respect to Corporate Actions, notices of exercise of call and put options written by Fund on behalf of the Portfolio, and the maturity of futures contracts purchased or sold by the Portfolio. With respect to tender or exchange offers, State Street shall transmit promptly to the Portfolio all written information received by State Street from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any Corporate Action, the Portfolio shall provide Proper Instruction to State Street at least three business days prior to the date on which State Street is to take such action. State Street shall also transmit, within a reasonable time, to the Fund for each applicable Portfolio all written information received by State Street regarding any class actions relating to portfolio securities held by State Street as custodian hereunder during the identified class period, including, but not limited to, opt-out notices and proof of claim forms for such class actions.

Section 3    Provisions Relating to Rules 17f-5 and 17f-7

        Section 3.1 Definitions. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

        "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

        "Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

        "Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

        "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

        "Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

        "Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

        "Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

        Section 3.2 State Street as Foreign Custody Manager

  3.2.1
  Delegation to State Street as Foreign Custody Manager. The Fund, by resolution adopted by its Board, hereby delegates to State Street, subject to section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

  3.2.2
  Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

  Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

  The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, State Street shall have no further responsibility in its capacity as Foreign Custody

    Manager to the Fund with respect to the country as to which State Street's acceptance of delegation is withdrawn.

  3.2.3
  Scope of Delegated Responsibilities:

  (a)
  Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

  (b)
  Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

  (c)
  Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

  3.2.4
  Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

  3.2.5
  Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

  3.2.6
  Standard of Care as Foreign Custody Manager. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

  3.2.7
  Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the Foreign Custody Manager of the Portfolios.

  3.2.8
  Effective Date and Termination as Foreign Custody Manager. The Board's delegation to State Street as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

        Section 3.3 Eligible Securities Depositories.

  3.3.1
  Analysis and Monitoring. State Street shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B to this Agreement in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

  3.3.2
  Standard of Care. State Street agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

Section 4    Duties of State Street with Respect to Property of the Portfolios Held Outside the United States

        Section 4.1 Definitions. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

        "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B to this Agreement.

        "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

        Section 4.2 Holding Securities. State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (1) the records of State Street with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (2), to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

        Section 4.3 Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country. (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as "Securities Systems").

        Section 4.4 Transactions in Foreign Custody Account

  4.4.1
  Delivery of Foreign Assets. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

  (i)
  upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

  (ii)
  in connection with any repurchase agreement related to foreign securities;

  (iii)
  to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

  (iv)
  to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

  (v)
  to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

  (vi)
  to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

  (vii)
  for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

  (viii)
  in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

  (ix)
  for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

  (x)
  in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

  (xi)
  in connection with the lending of foreign securities; and

  (xii)
  for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

  4.4.2
  Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

    (i)
    upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (i) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (ii) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

    (ii)
    in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

    (iii)
    for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

    (iv)
    for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

    (v)
    in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

    (vi)
    for payment of part or all of the dividends received in respect of securities sold short;

    (vii)
    in connection with the borrowing or lending of foreign securities; and

    (viii)
    for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

  4.4.3
  Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

  State Street shall provide to the Board the information with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian described on Schedule C to this Agreement at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

        Section 4.5 Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

        Section 4.6 Bank Accounts. State Street shall identify on its books as belonging to Fund cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

        Section 4.7 Collection of Income. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

        Section 4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Section 4, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

        Section 4.9 Communications Relating to Foreign Securities. State Street shall transmit promptly to the Fund written information with respect to Corporate Actions received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, State Street shall transmit promptly to the Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. State Street shall not be liable for any untimely exercise of any action, right or power in connection with a Corporate Action unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Proper Instructions with regard to the Corporate Action, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

        Section 4.10 Liability of Foreign Sub-Custodians. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

        Section 4.11 Tax Law. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify State Street of the obligations imposed on the Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

        Section 4.12 Liability of State Street. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

Section 5    Payments for Sales or Repurchases or Redemptions of Shares. State Street shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. State Street will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

        From such funds as may be available for the purpose, State Street shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, State Street is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, State Street shall honor checks drawn on State Street by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to State Street in accordance with such procedures and controls as are mutually agreed upon from time to time between Fund and State Street.

Section 6    Proper Instructions. "Proper Instructions," which may also be standing instructions, as used throughout this Agreement, shall mean instructions received by State Street from the Fund, the Fund's investment manager, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by State Street and the person or entity giving such instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and State Street, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to this Agreement. Oral instructions will be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by State Street pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.10 of this Agreement. The Fund or the Fund's investment manager shall cause its duly authorized officer to certify to State Street in writing the names and specimen signatures of persons authorized to give Proper Instructions. State Street shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.

Section 7    Actions Permitted without Express Authority. State Street may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio: (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio; (2) surrender securities in temporary form for securities in definitive form; (3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

Section 8    Duties of State Street with Respect to Accounts and Records. State Street shall with respect to each Portfolio create and maintain all records relating to the activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of Fund and shall at all times during the regular business hours of State Street be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. State Street shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by State Street and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and State Street, include certificate numbers in such tabulations.

Section 9    Opinion of Fund's Independent Accountant. State Street shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-2, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

Section 10    Reports to Fund by Independent Public Accountants. State Street shall provide the Fund, on behalf of each of the Portfolios at such times as Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in any Securities System, relating to the services provided by State Street under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 11    Compensation of State Street. State Street shall be entitled to reasonable compensation for its services and expenses as custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and State Street.

Section 12    Responsibility of State Street. So long as and to the extent that it is in the exercise of reasonable care, State Street shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. State Street shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. State Street shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice or on the instruction, notice, request, consent, advice, representation, warranty or statements of any officer or employee of Fund, or Fund's accountants or other authorized individuals. State Street may receive and accept a copy of an instruction of Fund as conclusive evidence (a) of the authority of any person to act in accordance with such instruction and (b) of any determination or of any action by said party, in each case as described in such instruction and such instruction may be considered as in full force and effect until receipt by State Street of written notice to the contrary;

        State Street shall be without liability to the Fund and the Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

        Except as may arise from State Street's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, State Street shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of State Street or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly-authorized investment manager or investment advisor in their instructions to State Street provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to State Street's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of State Street, the Fund, State Street's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

        State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 of this Agreement) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

        If the Fund on behalf of a Portfolio requires State Street to take any action with respect to securities, which action involved the payment of money or which action may, in the opinion of State Street, result in State Street or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring State Street to take such action, shall provide indemnity to State Street in an amount and form satisfactory to it.

        If the Fund requires State Street, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

        In no event shall State Street be liable for indirect, special or consequential damages.

Section 13    Effective Period, Termination and Amendment. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for State Street by giving notice to State Street as described above, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for State Street by the Board of Governors of the Federal Reserve System or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

        Upon termination of the Agreement, the Fund on behalf of each applicable Portfolio shall pay to State Street such compensation as may be due as of the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements.

Section 14    Successor Custodian. If a successor custodian for the Fund shall be appointed by the Board, State Street shall, upon termination, deliver to such successor custodian at the office of State Street, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a U.S. Securities System or Foreign Securities System.

        If no such successor custodian shall be appointed, State Street shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of State Street and transfer such securities, funds and other properties in accordance with such resolution.

        In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by State Street on behalf of each applicable Portfolio and all instruments held by State Street relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any U.S. Securities System or Foreign Securities System. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

        In the event that accounts, records, securities, funds and other properties remain in the possession of State Street after the date of termination hereof owing to failure of the Fund to procure a Certified Resolution to appoint a successor custodian, State Street shall be entitled to fair compensation for its services during such period as State Street retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of State Street shall remain in full force and effect.

Section 15    General

        Section 15.1 Interpretive and Additional Provisions. In connection with the operation of this Agreement, State Street and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

        Section 15.2 Additional Portfolios. In the event that the Fund establishes one or more series of Shares in addition to the Portfolio(s) existing on the effective date of this Agreement with respect to which it desires to have State Street render services as custodian under the terms hereof, it shall so notify State Street in writing, and if State Street agrees to provide such services, such series shall become a Portfolio hereunder.

        Section 15.3 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

        Section 15.4 Prior Agreements. This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Fund on behalf of each of the Portfolios and State Street relating to the custody of the Fund's assets.

        Section 15.5 Instructions and Notices. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund: DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND 518 17th Street, Suite 1700 Denver, Colorado 80202 Attention: Frank Gaffney Telephone: 303-226-9889 Telecopy: 303-228-0128	To State Street: STATE STREET BANK AND TRUST COMPANY 801 Pennsylvania Avenue Kansas City, MO 64105 Attention: Managing Counsel Telephone: 816-871-4100 Telecopy: 816-871-9675

        Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

        Section 15.6 Reproduction of Documents. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 15.7 Remote Access Services Addendum. State Street and the Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

        Section 15.8 Assignment. Except as otherwise set forth herein, this Agreement may not be assigned by either party without the written consent of the other, such consent not to be unreasonably withheld. State Street shall have the right to delegate and sub-contract for the performance of any or all of its duties hereunder, provided that State Street shall remain responsible for the performance of such duties and all the terms and conditions hereof shall continue to apply as though State Street performed such duties itself.

        Section 15.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement.

        Section 15.10 Severability. If any provision in this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

        Section 15.11 Shareholder Communications Election. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, State Street needs the Fund to indicate whether it authorizes State Street to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells State Street "no", State Street will not provide this information to requesting companies. If the Fund tells State Street "yes" or does not check either "yes" or "no" below, State Street is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES	☐	State Street is authorized to release the Fund's name, address, and share positions.
NO	☒	State Street is not authorized to release the Fund's name, address, and share positions.

        IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative effective as of the day and year first written above.

DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND		FUND SIGNATURE ATTESTED TO BY:
By:	/s/ FRANCIS GAFFNEY	By:	/s/ DEREK MULLINS
Name:	Francis Gaffney	Name:	Derek Mullins
Title:	Treasurer	Title:	*Secretary
STATE STREET BANK AND TRUST COMPANY		SIGNATURE ATTESTED TO BY:
By:	/s/ KEVIN J. UNGER	By:
Name:	Kevin J. Unger	Name:
Title:	Vice President	Title:

SCHEDULE A
STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS
December 2004

Country	Subcustodian
Argentina	Citibank, N.A.
Australia	Westpac Banking Corporation
Austria	Erste Bank der Österreichischen Sparkassen AG
Bahrain	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)
Bangladesh	Standard Chartered Bank
Belgium	BNP Paribas Securities Services, S.A.
Benin	via Société Générale de Banques en Côte d'Ivoire, Abidjan, Ivory Coast
Bermuda	The Bank of Bermuda Limited
Bolivia	Citibank, N. A.
Botswana	Barclays Bank of Botswana Limited
Brazil	Citibank, N.A.
Bulgaria	ING Bank N.V.
Burkina Faso	via Société Générale de Banques en Côte d'Ivoire, Abidjan, Ivory Coast
Canada	State Street Trust Company Canada
Cayman Islands	Bank of Nova Scotia Trust Company (Cayman) Ltd.
Chile	BankBoston, N.A.
People's Republic	The Hongkong and Shanghai Banking Corporation Limited, of China Shanghai and Shenzhen branches
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria
Costa Rica	Banco BCT S.A.
Croatia	Privredna Banka Zagreb d.d
Cyprus	Cyprus Popular Bank Ltd.
Czech Republic	Ceskoslovenská Obchodní Banka, A.S.
Denmark	Danske Bank A/S
Ecuador	Citibank, N.A.
Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Estonia	AS Hansabank
Finland	Nordea Bank Finland Plc.
France	BNP Paribas Securities Services, S.A.

Germany	Deutsche Bank AG Dresdner Bank AG
Ghana	Barclays Bank of Ghana Limited
Greece	National Bank of Greece S.A.
Guinea-Bissau	via Société Générale de Banques en Côte d'Ivoire, Abidjan, Ivory Coast
Hong Kong	Standard Chartered Bank
Hungary	HVB Bank Hungary Rt.
Iceland	Kaupthing Búnadarbanki hf.
India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited
Indonesia	Standard Chartered Bank
Ireland	Bank of Ireland
Israel	Bank Hapoalim B.M.
Italy	BNP Paribas Securities Services, S.A.
Ivory Coast	Société Générale de Banques en Côte d'Ivoire
Jamaica	Bank of Nova Scotia Jamaica Ltd.
Japan	Mizuho Corporate Bank Ltd. Sumitomo Mitsui Banking Corporation
Jordan	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)
Kazakhstan	HSBC Bank Kazakhstan (as delegate of the Hongkong and Shanghai Banking Corporation Limited)
Kenya	Barclays Bank of Kenya Limited
Republic of Korea	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited
Latvia	A/s Hansabanka
Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Lithuania	Vilniaus Bankas AB
Malaysia	Standard Chartered Bank Malaysia Berhad
Mali	via Société Générale de Banques en Côte d'Ivoire, Abidjan, Ivory Coast
Mauritius	The Hongkong and Shanghai Banking Corporation Limited
Mexico	Banco Nacional de México S.A.
Morocco	Banque Commerciale du Maroc
Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank N.V. KAS BANK N.V.
New Zealand	Westpac Banking Corporation
Niger	via Société Générale de Banques en Côte d'Ivoire, Abidjan, Ivory Coast
Nigeria	Stanbic Bank Nigeria Limited
Norway	Nordea Bank Norge ASA
Oman	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Pakistan	Deutsche Bank AG
Palestine	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Panama	BankBoston, N.A.
Peru	Citibank, N.A.
Philippines	Standard Chartered Bank
Poland	Bank Handlowy w Warszawie S.A.
Portugal	Banco Comercial Português S.A.
Puerto Rico	Citibank N.A.
Qatar	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
Romania	ING Bank N.V.
Russia	ING Bank (Eurasia) ZAO, Moscow
Senegal	via Société Générale de Banques en Côte d'Ivoire, Abidjan, Ivory Coast
Singapore	DBS Bank Limited United Overseas Bank Limited
Slovak Republic	Ceskoslovenská Obchodní Banka, A.S., pobocka zahranicnej banky v SR
Slovenia	Bank Austria Creditanstalt d.d.—Ljubljana
South Africa	Nedcor Bank Limited Standard Bank of South Africa Limited
Spain	Santander Central Hispano Investment S.A.
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited
Swaziland	Standard Bank Swaziland Limited
Sweden	Skandinaviska Enskilda Banken AB
Switzerland	UBS AG
Taiwan—R.O.C.	Central Trust of China
Thailand	Standard Chartered Bank

Togo	via Société Générale de Banques en Côte d'Ivoire, Abidjan, Ivory Coast
Trinidad & Tobago	Republic Bank Limited
Tunisia	Banque Internationale Arabe de Tunisie
Turkey	Citibank, N.A.
Uganda	Barclays Bank of Uganda Limited
Ukraine	ING Bank Ukraine
United Arab Emirates	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)
United Kingdom	State Street Bank and Trust Company, London Branch
Uruguay	BankBoston, N.A.
Venezuela	Citibank, N.A.
Vietnam	The Hongkong and Shanghai Banking Corporation Limited
Zambia	Barclays Bank of Zambia Plc.
Zimbabwe	Barclays Bank of Zimbabwe Limited

SCHEDULE B
STATE STREET GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS
December 2004

Country	Depositories
Argentina	Caja de Valores S.A.
Australia	Austraclear Limited
Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)
Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange
Belgium	Banque Nationale de Belgique Caisse Interprofessionnelle de Dépôts et de Virements de Titres, S.A.
Benin	Depositaire Central—Banque de Règlement
Bermuda	Bermuda Securities Depository
Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP) Companhia Brasileira de Liquidação e Custódia Sistema Especial de Liquidação e de Custódia (SELIC)
Bulgaria	Bulgarian National Bank Central Depository AD
Burkina Faso	Depositaire Central—Banque de Règlement
Canada	The Canadian Depository for Securities Limited
Chile	Depósito Central de Valores S.A.
People's Republic of China	China Securities Depository and Clearing Corporation Limited Shanghai Branch China Securities Depository and Clearing Corporation Limited Shenzhen Branch
Colombia	Depósito Central de Valores Depósito Centralizado de Valores de Colombia S..A. (DECEVAL)
Costa Rica	Central de Valores S.A.
Croatia	Ministry of Finance Sredisnja Depozitarna Agencija d.d.
Cyprus	Central Depository and Central Registry
Czech Republic	Czech National Bank Stredisko cenných papíru—Ceská republika
Denmark	Værdipapircentralen (Danish Securities Center)
Egypt	Misr for Clearing, Settlement, and Depository S.A.E.
Estonia	Eesti Väärtpaberikeskus
Finland	Suomen Arvopaperikeskus
France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt
Greece	Apothetirion Titlon AE—Central Securities Depository Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form
Guinea-Bissau	Depositaire Central—Banque de Règlement
Hong Kong	Central Moneymarkets Unit Hong Kong Securities Clearing Company Limited
Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)
Iceland	Icelandic Securities Depository Limited
India	Central Depository Services India Limited National Securities Depository Limited Reserve Bank of India
Indonesia	Bank Indonesia PT Kustodian Sentral Efek Indonesia
Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)
Italy	Monte Titoli S.p.A.
Ivory Coast	Depositaire Central—Banque de Règlement
Jamaica	Jamaica Central Securities Depository
Japan	Bank of Japan—Net System Japan Securities Depository Center (JASDEC) Incorporated
Kazakhstan	Central Depository of Securities
Kenya	Central Bank of Kenya
Republic of Korea	Korea Securities Depository
Latvia	Latvian Central Depository
Lebanon	Banque du Liban Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.
Lithuania	Central Securities Depository of Lithuania
Malaysia	Bank Negara Malaysia Malaysian Central Depository Sdn. Bhd.
Mali	Depositaire Central—Banque de Règlement
Mauritius	Bank of Mauritius Central Depository and Settlement Co. Ltd.
Mexico	S.D. Indeval, S.A. de C.V.
Morocco	Maroclear
Namibia	Bank of Namibia
Netherlands	Euroclear Nederlands

New Zealand	New Zealand Central Securities Depository Limited
Niger	Depositaire Central—Banque de Règlement
Nigeria	Central Securities Clearing System Limited
Norway	Verdipapirsentralen (Norwegian Central Securities Depository)
Oman	Muscat Depository & Securities Registration Company, SAOC
Pakistan	Central Depository Company of Pakistan Limited State Bank of Pakistan
Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange
Panama	Central Latinoamericana de Valores, S.A. (LatinClear)
Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A
Philippines	Philippine Central Depository, Inc. Registry of Scripless Securities (ROSS) of the Bureau of Treasury
Poland	Central Treasury Bills Registrar Krajowy Depozyt Papierów Wartos?ciowych S.A.(National Depository of Securities)
Portugal	INTERBOLSA—Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.
Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market
Romania	Bucharest Stock Exchange Registry Division National Bank of Romania National Securities Clearing, Settlement and Depository Company
Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation
Senegal	Depositaire Central—Banque de Règlement
Singapore	The Central Depository (Pte) Limited Monetary Authority of Singapore
Slovak Republic	National Bank of Slovakia Stredisko cenných papierov SR, a.s.
Slovenia	KDD—Centralna klirinsko depotna druzba d.d.
South Africa	Share Transactions Totally Electronic (STRATE) Ltd.
Spain	IBERCLEAR
Sri Lanka	Central Depository System (Pvt) Limited
Sweden	Värdepapperscentralen VPC AB (Swedish Central Securities Depository)
Switzerland	SegaIntersettle AG (SIS)
Taiwan—R.O.C.	Taiwan Securities Central Depository Company Limited

Thailand	Bank of Thailand Thailand Securities Depository Company Limited
Togo	Depositaire Central—Banque de Règlement
Trinidad and Tobago	Trinidad and Tobago Central Bank
Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières (STICODEVAM)
Turkey	Central Bank of Turkey Takas ve Saklama Bankasi A.S. (TAKASBANK)
Uganda	Bank of Uganda
Ukraine	Mizhregionalny Fondovy Souz National Bank of Ukraine
United Arab Emirates	Clearing and Depository System, a department of theDubai Financial Market
Uruguay	Banco Central del Uruguay
Venezuela	Banco Central de Venezuela
Vietnam	Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center
Zambia	Bank of Zambia LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear
Clearstream Banking, S.A.

25

SCHEDULE C
MARKET INFORMATION
December, 2004

Publication/Type of Information (scheduled frequency)	Brief Description
The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.
Global Custody Network Review (annually)
Information relating to Foreign Sub-Custodians in State Street's Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.
Securities Depository Review (annually)
Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.
Global Legal Survey (annually)
With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.
Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.
Global Market Bulletin (daily or as necessary)
Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.
Foreign Custody Advisories (as necessary)
For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.
Material Change Notices (presently on a quarterly basis or as otherwise necessary)
Informational letters and accompanying materials confirming State Street's foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories

FUNDS TRANSFER OPERATING AGREEMENT

        The undersigned has been duly empowered to take all necessary steps on behalf of DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND (the "Client"), a Delaware statutory trust, including the execution of this agreement (the "Agreement"), to implement procedures for the transfer of any of the Client's funds on deposit with STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, or any of its subsidiaries or affiliates (collectively, "State Street") in the manner described below. The following provisions shall govern transfers of any of the Client's funds:

1.
OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's (as named below) account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the delivery methods and Security Procedures indicated on the attached selection form (and any updated selection forms hereafter executed by the Client) and with the Client's (or its Investment Manager's) instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. State Street will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2.
SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the selected Security Procedures.

3.
ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4.
REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5.
CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected

  Security Procedures provided that such requests are received in a timely manner affording State Street a reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.
ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7.
INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8.
AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association, the New England Clearing House Association and the Mid-America Payment Exchange or other similar body, State Street or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by State Street or its agent with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9.
CONFIRMATIONS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's information systems, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10.
MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

11.
LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

        The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

        While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

12.
GOVERNING LAW: This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, applicable Federal laws and regulations, and funds transfer system rules.

13.
TERMINATION: Either party may terminate this Agreement by giving written notice to the other party at such party's address set forth in the first full paragraph hereof, such notice not affecting rights and duties accrued prior to such time.

14.
FORCE MAJEURE: State Street shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.
DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND
By:	/s/ FRANCIS GAFFNEY
Name:	Francis Gaffney
Title:	Treasurer
Date:	February 18, 2005
STATE STREET BANK AND TRUST COMPANY
By:	/s/ KEVIN J. UNGER
Name:	Kevin J. Unger
Title:	Vice President
Date:
Effective Date:

SECURITY PROCEDURES SELECTION FORM

Please select at least two of the funds transfer security procedures indicated below.

☐
SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages.

Selection of this security procedure would be most appropriate for existing SWIFT members.

☐
REMOTE BATCH TRANSMISSION

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and State Street and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals.

Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

☐
AUTOMATED CLEARING HOUSE (ACH)

State Street or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to State Street's or its agent's system with encryption.

☒
REPETITIVE WIRES

For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by Telephone Confirmation (Call Back) or Test Key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key.

This alternative is recommended whenever funds are frequently transferred between the same two accounts. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

☐
STANDING INSTRUCTIONS

Funds are transferred by State Street to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key. Additional paperwork will be required from insurance Clients using 1031 drawdowns.

This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements. If this option is selected, choose either Telephone Confirmation or Test Key to be used as a secondary procedure when over $10 million.

☒
TELEPHONE CONFIRMATION (CALL BACK)

This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures. Please complete the Telephone Confirmation Instructions attached as a Schedule hereto.

☐
TEST KEY

Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. State Street will provide test keys if this option is chosen. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at State Street.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

The individual signing below must be authorized to sign contracts on behalf of the client. The execution of payment orders under the selected Security Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.
DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND
CLIENT
By:	Authorized Signature
Francis Gaffney Type or Print Name
Treasurer Title
February 18, 2005 Date

SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES
AND SECURITY PROCEDURES SELECTION FORM

CLIENT:	DIVIDEND CAPITAL REALTY INCOME ALLOCATION FUND

ACCOUNT NUMBER(S): ALL

KEY CONTACT INFORMATION

Who shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT
Derek Mullins Name	Frank Gaffney Name
518 17th Street, Suite 1200 Address	518 17th Street, Suite 1200 Address
Denver, CO 80202 City/State/Zip Code	Denver, CO 80202 City/State/Zip Code
(303) 285-0362 Telephone Number	(303) 226-9889 Telephone Number
(303) 228-0128 Facsimile Number	(303) 228-0128 Facsimile Number
SWIFT Number

TELEPHONE CONFIRMATION INSTRUCTIONS

        Authorized Initiators (Please Type or Print)—Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME	TITLE	SPECIMEN SIGNATURE
Thomas Florence	President	See Attached Signature Page
Francis Gaffney	Treasurer	See Attached Signature Page
Jeffrey Taylor	Vice President	See Attached Signature Page
Derek Mullins	Secretary and Asst. Treasurer	See Attached Signature Page
Russell Platt	Chief Investment Officer	See Attached Signature Page
Charles Song	Asst. Portfolio Manager	See Attached Signature Page
Amitabh Godha	Asst. Portfolio Manager	See Attached Signature Page
Geoffrey Hawkins	Asst. Portfolio Manager	See Attached Signature Page
John Keeton	Associate and Trader	See Attached Signature Page

        Authorized Verifiers (Please Type or Print)—Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME	CALLBACK PHONE NUMBER	DOLLAR LIMITATION (IF ANY)
John Keeton	505-955-7053
Derek Mullins	303-285-0362
Frank Gaffney	303-226-9889

APPROVAL (FOR STATE STREET USE ONLY)	DATE

REMOTE ACCESS SERVICES ADDENDUM
To Custody Agreement by and between
State Street Bank and Trust Company ("State Street") and Dividend Capital Realty Income
Allocation Fund (the "Customer") dated February 18, 2005

        State Street has developed proprietary accounting and other systems, and has acquired licenses for other such systems, which it utilizes in conjunction with the services which State Street provides to the Customer (the "Systems"). In this regard, State Street maintains certain information in databases under its control and ownership that State Street makes available on a remote basis to its customers (the "Remote Access Services").

        The Services.    This addendum shall govern use of all Systems that State Street may from time to time agree to provide the Customer and its designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

        Security Procedures.    The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote Access Services. You agree to advise State Street immediately in the event that the Customer learns or has reason to believe that any person to whom it has given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

        Fees.    Fees and charges (if any) for the use of the Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

        Proprietary Information/Injunctive Relief.    The Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the "Proprietary Information").

        The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

        The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the Systems or the Remote Access Services, (ii) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

        The Customer agrees that neither it nor its Authorized Designees will modify the Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

        The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

        Limited Warranties.    State Street represents and warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the Systems and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

        EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        Infringement.    State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such proprietary System by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should any such proprietary System or the Remote Access Services accessed thereby or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using such System or Remote Access Services, (ii) replace or modify such System or Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate access to the Remote Access Services without further obligation.

        Termination.    Either party may terminate access to the Remote Access Services (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. In the event of termination, the Customer will return to State Street all Proprietary Information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

        Miscellaneous.    This Addendum constitutes the entire understanding of the parties with respect to access to the Systems and the Remote Access Services. If any State Street custody, accounting or other services agreement with the Customer contains terms and conditions relating to computer systems or data access, this Addendum shall constitute an amendment and supplement to them, and in the event of any inconsistency the provisions providing the greatest benefit to State Street shall control. This Addendum cannot be modified or altered except in a writing duly executed by both of parties and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

CONFIRMED AND AGREED:
Dividend Capital Realty Income Allocation Fund
By:	/s/ FRANCIS GAFFNEY
Name:	Francis Gaffney
Title:	Treasurer
Date:	February 18, 2005

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CUSTODIAN AGREEMENT